Exhibit 3(i)
FILING FEE: $250.00
BY:	INTERWEST TRANSFER 1981 EAST 4800 SOUTH SALT LAKE CITY, UTAH 84117

ARTICLES OF INCORPORATION

TECHNICAL SOLUTIONS LTD.

WE, THE UNDERSIGNED NATURAL PERSONS OF THE AGES OF TWENTY-ONE (21) OR MORE, ACTING AS INCORPORATORS OF A CORPORATION UNDER THE GENERAL CORPORATION LAW OF NEVADA, ADOPT THE FOLLOWING ARTICLES OF INCORPORATION:

ARTICLE I

NAME: THE NAME OF THE CORPORATION IS TECHNICAL SOLUTIONS LTD.

ARTICLE II

REGISTERED OFFICE AND AGENT: THE ADDRESS OF THE CORPORATION’S PRINCIPAL OFFICE IS 2050 ELLIS WAY, IN THE CITY OF ELKO, COUNTY OF ELKO, STATE OF NEVADA. THE INITIAL AGENT FOR SERVICE OF PROCESS AT THAT ADDRESS WILL BE GATEWAY ENTERPRISES, INC,

ARTICLE III

PURPOSE: THE PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED ARE TO ENGAGE IN ANY ACTIVITY OR BUSINESS NOT IN CONFLICT WITH THE LAWS OF THE STATE OF NEVADA OR OF THE UNITED STATES OF AMERICA, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SPECIFICALLY:

1. TO HAVE AND TO EXERCISE ALL THE POWERS NOW OR HEREAFTER CONFERRED BY THE LAWS OF THE STATE OF NEVADA UPON CORPORATIONS ORGANIZED PURSUANT TO THE LAWS UNDER WHICH THE CORPORATION IS ORGANIZED AND ANY AND ALL ACTS AMENDATORY THEREOF AND SUPPLEMENTAL THERETO.

2. TO DISCOUNT AND NEGOTIATE PROMISSORY NOTES, DRAFTS, BILL OF EXCHANGE AND OTHER EVIDENCE OF DEBTS, AND TO COLLECT FOR OTHERS MONEY DUE THEM ON NOTES, CHECKS, DRAFTS, BILL OF EXCHANGE, COMMERCIAL PAPER AND OTHER EVIDENCE OF INDEBTEDNESS.

3. TO PURCHASE OR OTHERWISE ACQUIRE, OWN, HOLD, LEASE, SELL, EXCHANGE, ASSIGN, TRANSFER, MORTGAGE, PLEDGE, OR OTHERWISE DISPOSE OF, TO GUARANTY, TO INVEST, TRADE, AND DEAL IN AND WITH PERSONAL PROPERTY OF EVERY CLASS AND DESCRIPTION.

4. TO ENTER INTO ANY KIND OF CONTRACT OR AGREEMENT, COOPERATIVE OR PROFIT SHARING PLAN WITH ITS OFFICERS OR EMPLOYEES THAT THE CORPORATION MAY DEEM ADVANTAGEOUS OR EXPEDIENT OR OTHERWISE TO REWARD OR PAY SUCH PERSONS FOR THEIR SERVICES AS THE DIRECTORS MAY DEEM FIT.

5. TO PURCHASE, LEASE, OR OTHERWISE ACQUIRE, IN WHOLE OR IN PART, THE BUSINESS, THE GOOD WILL, RIGHTS, FRANCHISES AND PROPERTY OF EVERY KIND AND TO UNDERTAKE THE WHOLE OR ANY PART OF THE ASSETS OR LIABILITIES, OF ANY PERSON, FIRM, ASSOCIATION, NON-PROFIT OR PROFIT CORPORATION, OR OWN PROPERTY NECESSARY OR SUITABLE FOR ITS PURPOSES, AND TO PAY THE SAME IN CASH, IN THE STOCKS OR BONDS OF THIS COMPANY OR OTHERWISE, TO HOLD OR IN ANY MANNER DISPOSE OF THE WHOLE OR ANY PART OF THE BUSINESS OR PROPERTY SO ACQUIRED AND TO EXERCISE ALL OF THE POWERS NECESSARY OR INCIDENTAL TO THE CONDUCT OF SUCH BUSINESS.

6. TO LEND OR BORROW MONEY AND TO NEGOTIATE AND MAKE LOANS, EITHER ON ITS OWN ACCOUNT OR AS AGENT, OR BROKER FOR OTHERS.

7. TO ENTER INTO, MAKE, PERFORM AND CARRY OUR CONTRACTS OF EVERY KIND AND FOR ANY LAWFUL PURPOSE, WITHOUT LIMIT AS TO AMOUNT WITH ANY PERSON, FIRM, ASSOCIATION COOPERATIVE PROFIT OR NON-PROFIT CORPORATION, MUNICIPALITY, STATE OR GOVERNMENT OR ANY SUBDIVISION, DISTRICT OR DEPARTMENT THEREOF.

8. TO BUY, SELL, EXCHANGE, NEGOTIATE, OR OTHERWISE DEAL IN, OR HYPOTHECATE SECURITIES, STOCKS, BONDS, DEBENTURES, MORTGAGES, NOTES OR OTHER COLLATERALS OR SECURITIES, CREATED OR ISSUED BY ANY CORPORATION WHEREVER ORGANIZED INCLUDING THIS CORPORATION, WITHIN SUCH LIMITS AS MAY BE PROVIDED BY LAW, AND WHILE OWNER OF ANY SUCH STOCKS OR OTHER COLLATERALS TO EXERCISE ALL RIGHTS, POWERS AND PRIVILEGES OF OWNERSHIP, INCLUDING THE RIGHT TO VOTE THE SAME; TO SUBSCRIBE FOR STOCK OF ANY CORPORATION TO BE ORGANIZED, OTHER THAN TO PROMOTE THE ORGANIZATION THEREOF.

9. TO PURCHASE OR OTHERWISE ACQUIRE, OWN, HOLD, LEASE, SELL, EXCHANGE, ASSIGN, TRANSFER. MORTGAGE, PLEDGE, LICENSE, OR OTHERWISE DISPOSE OF ANY LETTERS, PATENTS, COPYRIGHTS, OR TRADEMARKS OF EVERY CLASS AND DESCRIPTION.

10. TO DO ANY AND ALL OTHER SUCH ACTS, THINGS, BUSINESS OR BUSINESSES IN ANY MANNER CONNECTED WITH OR NECESSARY, INCIDENTAL, CONVENIENT OR AUXILIARY TO DO ANY OF THESE OBJECTS HEREINBEFORE ENUMERATED, OR CALCULATED, DIRECTLY OR INDIRECTLY, TO PROMOTE THE INTEREST OF THE CORPORATION; AND IN CARRYING ON ITS PURPOSES, OR FOR THE PURPOSE OF OBTAINING OR FURTHERING ANY OF ITS BUSINESS, TO DO ANY AND ALL ACTS AND THINGS, AND TO EXERCISE ANY AND ALL OTHER POWERS WHICH A CO-PARTNER OR NATURAL PERSON COULD DO OR EXERCISE, AND WHICH NOW OR HEREAFTER MAY BE AUTHORIZED BY LAW, HERE AND IN ANY OTHER PART OF THE WORLD.

11. THE SEVERAL CLAUSES CONTAINED IN THIS STATEMENT OF POWERS SHALL BE CONSTRUED AS BOTH PURPOSES AND POWERS. AND THE STATEMENTS CONTAINED IN EACH OF THESE CLAUSES SHALL BE IN NO WAY LIMITED OR RESTRICTED, BY REFERENCE TO OR INFERENCE FROM, THE TERMS OF ANY OTHER CLAUSES, BUT SHALL BE REGARDED AS INDEPENDENT PURPOSES AND POWERS; AND NO RECITATIONS, EXPRESSION OR DECLARATION OF SPECIFIC OR SPECIAL POWERS OR PURPOSES HEREIN ENUMERATED SHALL BE DEEMED TO BE EXCLUSIVE; BUT IS HEREBY EXPRESSLY DECLARED THAT ALL OTHER LAWFUL POWERS NOT INCONSISTENT HEREWITH, ARE HEREBY INCLUDED.

ARTICLE IV

STOCK: THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 300,000,000 SHARES AT A PAR VALUE OF .001 PER SHARE. ALL STOCK WHEN ISSUED SHALL BE FULLY PAID AND NON-ASSESSABLE.

NO HOLDER OF SHARES OF COMMON STOCK OF THE CORPORATION SHALL BE ENTITLED, AS SUCH, TO ANY PRE-EMPTIVE OR PREFERENTIAL RIGHTS TO SUBSCRIBE TO ANY UNISSUED STOCK OR ANY OTHER SECURITIES WHICH THE CORPORATION MAY NOW OR THEREAFTER BE AUTHORIZED TO ISSUE. THE BOARD OF DIRECTORS OF THE CORPORATION MAY, HOWEVER, AT ITS DISCRETION, BY RESOLUTION DETERMINE THAT ANY UNISSUED SECURITIES OF THE CORPORATION SHALL BE OFFERED FOR SUBSCRIPTION SOLELY TO THE HOLDERS OF COMMON STOCK OF THE CORPORATION OR SOLELY TO THE HOLDERS OF ANY CLASS OR CLASSES OF SUCH STOCK, IN SUCH PROPORTIONS BASED ON STOCK OWNERSHIP AS SAID BOARD AT ITS DISCRETION MAY DETERMINE.

EACH SHARE OF COMMON STOCK SHALL BE ENTITLED TO ONE VOTE AT STOCKHOLDERS MEETINGS, EITHER IN PERSON OR BY PROXY. CUMULATIVE VOTING IN ELECTIONS OF DIRECTORS AND ALL OTHER MATTERS BROUGHT BEFORE STOCKHOLDERS MEETINGS, WHETHER THEY BE ANNUAL OR SPECIAL, SHALL NOT BE PERMITTED.

ARTICLE V

STOCKHOLDERS MEETING: MEETINGS OF THE SHAREHOLDERS SHALL BE HELD AT SUCH PLACE WITHIN OR WITHOUT THE STATE OF NEVADA AS MAY BE PROVIDED BY THE BY-LAWS OF THE CORPORATION. SPECIAL MEETINGS OF THE SHAREHOLDERS MAY BE CALLED BY THE PRESIDENT OR ANY OTHER EXECUTIVE OFFICER OF THE CORPORATION, THE BOARD OF DIRECTORS, OR ANY MEMBER THEREOF, OR BY THE RECORD HOLDER OR HOLDERS OF AT LEASE TEN PERCENT (10%) OF ALL SHARES ENTITLED TO VOTE AT THE MEETING. ANY ACTION OTHERWISE REQUIRED TO BE TAKEN AT A MEETING OF THE SHAREHOLDERS, EXCEPT ELECTION OF DIRECTORS, MAY BE TAKEN WITHOUT A MEETING IF A CONSENT IN WRITING, SETTING FORTH THE ACTION SO TAKEN, SHALL BE SIGNED BY SHAREHOLDERS HAVING AT LEASE A MAJORITY OF THE VOTING POWER.

ARTICLE VI

COMMENCING BUSINESS: THE CORPORATION SHALL NOT COMMENCE BUSINESS UNTIL AT LEAST $1,000.00 HAS BEEN RECEIVED BY IT AS CONSIDERATION FOR THE ISSUANCE OF SHARES.

ARTICLE VII

STOCK RIGHTS: THE BOARD OF DIRECTORS SHALL HAVE THE AUTHORITY TO DETERMINE THE CLASSES AND SERIES OF ANY SUBSEQUENT STOCK ISSUED BY THE CORPORATION AND THE RIGHT AND PREFERENCES PERTAINING THERETO.

ARTICLE VIII

BOARD OF DIRECTORS; A MAJORITY OF THE BOARD OF DIRECTORS SHALL BE NECESSARY TO CONSTITUTE A QUORUM; AND WHEN SO CONSTITUTED, THE BOARD SHALL BE AUTHORIZED TO TRANSACT SUCH BUSINESS AS MAY BE DELEGATED TO IT BY THE STOCKHOLDERS AND WHENEVER THE BOARD OF DIRECTORS SHALL BE SO ASSEMBLED AND ACT AS A BOARD, EITHER WITHIN OR WITHOUT THE STATE OF NEVADA, ANY ACTION TAKEN SHALL BE THE ACTION OF THE BOARD OF DIRECTORS AND SHALL BE BINDING UPON THE CORPORATION, PROVIDED THAT THREE DAYS PRIOR NOTICE, GIVEN EITHER ORALLY OR IN WRITING, OF THE TIME AND PLACE OF THE MEETING AND OF THE NATURE OF THE BUSINESS

PROPOSED TO BE TRANSACTED SHALL HAVE BEEN GIVEN TO THE ENTIRE BOARD OF DIRECTORS, UNLESS SUCH NOTICE BE WAIVED AS HEREINAFTER PROVEDED. ANY DIRECTOR MAY WAIVE NOTICE OF ANY MEETING; AND IN THE EVENT OF SUCH WAIVER, NOTICE SHALL BE IN WRI TING OR A WRITTEN MEMORANDUM SHALL BE MADE OF AN ORAL WAIVER OF NOTICE.

ARTICLE IX

OFFICERS: THE OFFICERS OF THE CORPORATION SHALL CONSIST OF A BOARD OF DIRECTORS OF NOT LESS THAN THREE NOR MORE THAN TWENTY-FIVE. A CHAIRMAN OF THE BOARD OF DIRECTORS, A PRESIDENT, A VICE-PRESIDENT, A SECRETARY AND A TREASURER, WHO SHALL PERFORM SUCH DUTIES AND HAVE SUCH AUTHORITY AS USUALLY PERTAINS TO SUCH OFFICERS OF A CORPORATION OR AS MAY BE PRESCRIBED BY THE BOARD OF DIRECTORS FROM TIME TO TIME.

QUALIFICATION OF OFFICERS: OFFICERS AND DIRECTORS OF THE CORPORATION NEED NOT BE RESIDENTS OF THE STATE OF NEVADA AND NEED NOT OWN SHARES OF THE CORPORATION’S STOCK. THE SECRETARY AND TREASURER MAY, BUT NEED NOT BE, THE SAME PERSON.

ELECTION: DIRECTORS SHALL BE ELECTED AT THE ANNUAL MEETING OF THE SHAREHOLDERS, AND THE PERSONS RECEIVING THE HIGHEST NUMBER OF VOTES SHALL BE DECLARED DULY ELECTED, PROVIDING SUCH NUMBERS SHALL REPRESENT A MAJORITY OF ALL VOTES CAST. WITHIN TEN (10) DAYS AFTER THE ELECTION, THE DIRECTORS SHALL MEET AND ELECT A PRESIDENT, VICE-PRESIDENT, SECRETARY AND TREASURER.

TERM OF OFFICE: THE TERM OF OFFICE OF ALL DIRECTORS AND OFFICERS SHALL BE ONE YEAR, PROVIDED ALL DIRECTORS AND OFFICERS SHALL HOLD OFFICE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

RESIGNATION OF OFFICERS: ANY OFFICER OR DIRECTOR MAY RESIGN BY FILING HIS WRITTEN RESIGNATION WITH THE SECRETARY OF THE CORPORATION, OR IN THE CASE OF THE SECRETARY, WITH THE PRESIDENT OF THE CORPORATION AND UPON ACCEPTANCE THEREOF BY THE BOARD OF DIRECTORS OR IF SUCH BOARD SHALL NEGLECT TO ACT UPON SUCH RESIGNATION WITHIN FOURTEEN (14) DAYS AFTER RECEIPT, THE RESIGNATION SHALL BECOME EFFECTIVE AND THE OFFICE SHALL BE DEEMED VACANT.

REMOVAL OF OFFICERS: ANY OFFICER OR DIRECTOR OF THIS CORPORATION MAY BE REMOVED AT ANY TIME WITHOUT CAUSE IN THE MANNER PROVIDED BY THE LAWS OF THE STATE OF NEVADA FOR THE REMOVAL OF SUCH OFFICER OR DIRECTOR, OR BY A MAJORITY VOTE OF THE OUTSTANDING STOCK OF THE CORPORATION AT ANY SPECIAL MEETING OF THE STOCKHOLDERS CALLED FOR THAT PURPOSE AS HEREIN PROVIDED.

VACANCIES: IN THE CASE OF DEATH, DISABILITY, OR RESIGNATION OF ANY OFFICER OR DIRECTOR OF THE COMPANY, THE REMAINING DIRECTORS OR DIRECTOR OF THE COMPANY, EVEN THOUGH LESS THAN A QUORUM, SHALL FILL VACANCIES FOR THE UNEXPIRED TERM OR TERMS.

ORIGINAL DIRECTORS: THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS THREE (3), AND THE NAMES AND ADDRESSES OF THE PERSONS WHO ARE THE INCORPORATORS AND WHO ARE TO SERVE AS DIRECTORS UNTIL THE FIRST ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED ARE:

1.	SHIRRELL W. HUGHES
2929 HILLSDEN DRIVE, SALT LAKE CITY, UTAH 84117

2.	SYDNEY L. HOAGLAND
3942 SOUTH RIVER HOLLOW ROAD, SALT LAKE CITY, UTAH 84123

3.	CATHERINE LEUTUTU
4884 SOUTH HIGHLAND DRIVE, SALT LAKE CITY, UTAH 84117

ARTICLE X

DURATION: THE PERIOD OF DURATION OF THE CORPORATION SHALL BE PERPETUAL.

ARTICLE XI

AMENDMENT: THESE ARTICLE OF INCORPORATION, BY VOTE OF NOT LESS THAN FIFTY PER CENT OF THE ISSUED AND OUTSTANDING CAPITAL STOCK OF THE CORPORATION, MAY BE DEEMED AMENDED IN ANY RESPECT AMENDABLE AT LAW AT ANY MEETING. A COPY OF THE PROPOSED AMENDMENT SHALL BE GIVEN TO THE STOCKHOLDERS AS PROVIDED IN ARTICLE VI HEREOF, FOR CALLING AND HOLDING MEETINGS OF THE STOCKHOLDERS.

ARTICLE XII

BY-LAWS: THE BOARD OF DIRECTORS OF THE CORPORATION SHALL HAVE AUTHORITY TO ADOPT SUCH BY-LAWS AS IN THEIR JUDGMENT MAY BE DEEMED NECESSARY OR ADVISABLE FOR THE MANAGEMENT AND TRANSACTION OF THE BUSINESS OF THE CORPORATION PROVIDED THAT SUCH BY-LAWS ARE NOT IN CONFLICT WITH THESE ARTICLES OF INCORPORATION OR THE CONSTITUTION OF THE STATE OF NEVADA.

IN WITNESS WHEREOF, THE UNDERSIGNED INCORPORATORS HAVE HEREUNTO AFFIXED THEIR SIGNATURES AT SALT LAKE CITY THIS 30TH DAY OF JUNE 1986.

STATE OF UTAH               )

                                               :

COUNTY OF SALT LAKE)

I, KELLIE HUMES, A NOTARY PUBLIC, DO HEREBY CERTIFY THAT SHIRRELL W. HUGHES, SYDNEY L. HOAGLAND, AND CATHERINE LEAUTUTU DID PERSONALLY APPEAR BEFORE ME TO AFFIX THEIR SIGNATURES TO THIS DOCUMENT.

NOTARY PUBLIC, RESIDING IN
SALT LAKE COUNTY

7-26-87
COMMISSION EXPIRES

FILING FEE: $50.00 BJD
BY: JOHN F. HANZEL, P.C.
P.O. BOX 1670
ROANOKE, VA. 24008

ARTICLES OF AMENDMENT

OF

TECHNICAL SOLUTIONS, LTD.

Pursuant to General Corporation Law of Nevada, Technical Solutions, Ltd. adopts the following Articles of Amendment to its Articles of Incorporation:

1. The following amendment of the Articles of Incorporation was adopted by the stockholders of the corporation on May 22, 1989 in the manner prescribed by the laws of the State of Nevada and the Articles of Incorporation of Technical Solutions, Ltd.

2. That Article I of the Articles of Incorporation filed on July 2, 1986 should be amended to read as follows:

ARTICLE I

NAME: The name of the Corporation shall be AMERICAN COAL CORPORATION.

3. The number of shares of the Technical Solutions, Ltd. at the time of such adoption was 7,900,000 shares and the number of shares entitled to vote thereon was 7,900,000 shares consisting of common shares and there is no other class of share or security authorized by the corporation other than common. At said shareholders meeting, 6,000,000 shares voted in favor of amending Article I with 0 shares voting against the proposal.

4. The proposed amendment will not affect a change in the amount of stated capital of the corporation.

Executed by the undersigned President and Assistant Secretary of Technical Solutions, Ltd. in duplicate on the 28th day of June 1989.

By:
PRESIDENT

By:
ASSISTANT SECRETARY

STATE OF VIRGINIA )

CITY OF ROANOKE   )

I hereby certify that on the 28 day of June, 1989, personally appeared before me, John F. Hanzel and Dana E. Drew who being by me first duly sworn, severally declared that they are the persons who signed the foregoing Articles of Amendment as Officers of Technical Solutions, Ltd. and that the statements therein contained are true.

NOTARY PUBLIC

My commission Expires:

[ILLEGIBLE]	Sworn to and subscribed before me this 28
day of June, 1989.
Witness my hand and official seal.
Notary Public

Certificate of Revival [ILLEGIBLE]

(Read instructions on reverse side) (Please remit with at least one copy)

1. The name of the corporation:	AMERICAN COAL CORPORATION
(punctuation, spacing and spelling must be correct)

2. The name and address of the corporation’s resident agent:
[ILLEGIBLE]
3230 E. Flamingo Rd.
Suite 156
(physical address of Resident Agent) [ILLEGIBLE] 89121	(mailing address, if different from physical)

3 The date when the revival of the charter is to commence or be effective, which may be, before the date of the certificate: May 1, 1997

4 Indicate whether or not the revival is to be perpetual and, if not perpetual, the time for which the revival is continue The corporation’s existence shall be PERPETUAL or
(Time for when the revival is continue)

5 The undersigned declare that the corporation desires to revive its corporate charter and is, or has been organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of this chapter

6 The names and addresses of the president, secretary and treasurer and all of the corporation’s directors are as follows:

Danette Uyeda	1969 W North Temple, SLC UT 84116
(president)	(address)
Jennifer Ngo	1969 W North Temple, SLC UT 84116
(secretary)	(address)
Jennifer Ngo	1969 W North Temple, SLC UT 84116
(treasurer)	(address)
Dannette Uyeda	SAME
(director)	(address)
Jennifer Ngo	SAME
(director) You may attach additional pages, if necessary	(address)

The undersigned declare that they have obtained written consent of all the stockholders of the corporation and the unanimous consent was secured that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

(signature)	(signature)

State of Utah County of Salt Lake

sworn to (or affirmed) before me on May 1, 1987

(name	)
(name	)
(Notarial Officer	)

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

AMERICAN COAL CORPORATION

We, the undersigned, Dannette Uyeda, President, and Jennifer Ngo, Secretary, of American Coal Corporation, a Nevada corporation (the “Corporation”), do hereby certify:

I

Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as indicated below.

II

The following amendment was adopted by Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of the Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

III

Pursuant to resolutions adopted by the Board of Directors and the Majority Stockholders as set forth in Paragraph II above, the 9,900,000 common outstanding shares of the Corporation were reverse split on a basis of 100 for one, effective on the filing of this Amendment with the Secretary of State of the State of Nevada, while retaining the authorized common shares at 300,000,000 and the par value at one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Corporation; provided, however, that no stockholder, based upon a per stock certificate of record basis on the closing of the Plan outlined below, shall have current holdings reduced to less than 100 shares, and those stockholders currently holding less than 100 shares will not be affected by the reverse split; and provided, further, however, that all fractional shares shall be otherwise rounded up to the nearest whole share.

IV

The number of common shares entitled to vote on the amendment was 9,900,000.

V

The number of common shares voted in favor of the amendment was 4,969,825 with none opposing and none abstaining.

/s/ Dannette Uyeda
Dannette Uyeda, President

/s/ Jennifer Ngo
Jennifer Ngo, Secretary

STATE OF UTAH	)
	)	ss
COUNTY OF SALT LAKE	)

On the 24th day of August, 1998, personally appeared before me, a Notary Public, Dannette Uyeda, who acknowledged that she is the President of American Coal Corporation and that she is authorized to and did execute the above instrument.

NOTARY PUBLIC

(Notary Seal)

2

STATE OF UTAH	)
	)	ss
COUNTY OF SALT LAKE	)

On the 24th day of August, 1998, personally appeared before me, a Notary Public, Jennifer Ngo, who acknowledged that she is the Secretary of American Coal Corporation and that she is authorized to and did execute the above instrument.

NOTARY PUBLIC

(Notary Seal)

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CERTIFICATE OF MERGER

OF

AMERICAN COAL CORPORATION

(a Nevada corporation)

AND

U S JET, INC.

(a Delaware corporation)

To the Secretaries of the

States of Nevada and Delaware

Pursuant to the provisions of Section 252 of the Delaware General Corporation Law, and Sections 92A.180 and 92A.190 of the Nevada Revised Statutes, it is hereby certified that:

1. The names and addresses of the merging corporations are American Coal Corporation, 1969 West North Temple, Salt Lake City, Utah 84116, which is a corporation organized under the laws of the State of Nevada (“American Coal”), and U S Jet, Inc., 111 Airport Road, Butte, Montana 59701, which is a corporation organized under the laws of the State of Delaware (“U S Jet”).

2. The following is the Plan of Merger (the “Plan”) for merging U S Jet with and into American Coal as approved by the Board of Directors and majority stockholders of American Coal and by the Board of Directors and all of stockholders of U S Jet, pursuant to which American Coal will be the surviving corporation.

Plan of Merger

1.1.	Merger and Surviving Corporation. U S Jet will merge into American Coal, with American Coal being the surviving corporation (the “Surviving Corporation”); the separate existence of U S Jet shall cease, and the name of the Surviving Corporation shall be changed to “U S Jet, Inc.” At the closing of the Merger (the “Closing”), the Articles of Incorporation of American Coal shall be restated, and shall thereafter serve as the Articles of Incorporation of the Surviving Corporation; at the Closing, the Bylaws of American Coal shall be restated in the form set forth in the Agreement and Plan of Merger (the “Agreement”), and shall thereafter serve as the Bylaws of the Surviving Corporation.

1.2.	Share Conversion. Subject to the amendment to the Articles of Incorporation of the Surviving Corporation outlined in Section 1.8 hereof, the shares of issued, outstanding or subscribed common stock or preferred stock of U S Jet (collectively, the “U S Jet Shares”) shall, upon the effective date of the Plan, be converted into 10,200,000 post-split shares of common stock of American Coal, as outlined in the Agreement; all fractional shares shall be rounded to the newest whole share.

1.3.	Survivor’s Succession to Corporate Rights. From and after the Closing, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of U S Jet; and all and singular, the rights, privileges, powers and franchises of U S Jet, and all property, real, personal and mixed, and all debts due to U S Jet on whatever account, as well for stock subscriptions as all other things in action or belonging to U S Jet shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of U S Jet, and the title to any real estate vested by deed or otherwise in U S Jet shall not revert or be in any way impaired by reason of the Plan; but all rights to creditors and all liens upon any property of U S Jet shall be preserved unimpaired, and all debts, liabilities and duties of U S Jet shall thereforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.4.	Survivor’s Succession to Corporate Acts, Plans, Contracts, Etc. All corporate acts, plans, policies, contracts, approvals and authorizations of U S Jet and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to U S Jet. The employees of US Jet shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of U S Jet. The federal tax identification number of U S Jet shall continue to be used as the employer identification number of the Surviving Corporation.

1.5.	Survivor’s Rights to Assets, Liabilities, Reserves, Etc. The assets, liabilities, reserves and accounts of U S Jet shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of U S Jet, subject to such adjustments or eliminations of inter-company items as may be appropriate in giving effect to the Plan, or as required by generally accepted accounting principles.

1.6.	Directors and Executive Officers. On Closing, the present directors and executive officers of U S Jet shall be designated as directors and the executive officers of the Surviving Corporation, until the next respective annual meetings of the stockholders and Board of Directors of the Surviving Corporation, and until their respective successors shall be elected and

2

qualified or until their respective prior resignations or terminations, and the current directors and executive officers of the Surviving Corporation shall resign, in seriatim.

1.7.	Principal Office. The principal executive office of the Surviving Corporation shall be located at 111 Airport Road, Butte, Montana 59701.

1.8.	Amendments to Articles of Incorporation of American Coal. The Articles of Incorporation of American Coal shall be amended to change its name to “U S Jet, Inc.”; to effect a pre-Plan reverse split of its outstanding voting securities on a basis of 100 for one, while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts of American Coal; provided, however, that no stockholder, based upon a per stock certificate of record basis on the closing (the “Closing”) of the Plan, shall have current holdings reduced to less than 100 shares, and those stockholders currently holding less than 100 shares will not be affected by the reverse split; and provided, further, however, that all fractional shares shall be otherwise rounded up to the nearest whole share (shares estimated for rounding to 100 shares or otherwise, amounting to approximately 4,599 shares, shall be deducted from the shares of common stock to be issued to broken or finders in accordance with the Agreement); and to adopt and restate the articles of incorporation.

1.9.	Adoption. The Plan has been adopted by the Board of Directors of and persons owning in excess of 50% of the outstanding voting securities of American Coal, and by the Board of Directors of U S Jet and all of the U S Jet Stockholders.

1.10.	Dissenters’ Rights and Notification. The Surviving Corporation shall give the required notification to dissenting stockholders of American Coal pursuant to the provisions of the Nevada Revised Statutes, and shall be responsible to such dissenting stockholders as provided therein. Since the Plan requires the affirmative vote of 100% of the U S Jet Stockholders, no dissenters’ rights are afforded the U S Jet Stockholders under the Delaware General Corporation Law.

1.11.

Delivery of Certificates by the U S Jet Stockholders. The transfer of the U S Jet Shares by the U S Jet Stockholders has been effected by the delivery to American Coal or its transfer agent of certificates representing the U S Jet shares, endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of American Coal and U S Jet and with any necessary transfer taxes and other revenue stamps affixed (which are usually not applicable) and acquired at the expense of the U S Jet Stockholders, and on receipt thereof to the satisfaction of the Surviving Corporation, a stock certificate

3

representing shares in American Coal as outlined in the Agreement has been issued and delivered to each of the U S Jet Stockholders; as a condition to the exchange of the U S Jet Shares, American Coal and the Surviving Corporation required the U S Jet Stockholders to execute and deliver a transmittal letter (each an “Investment Letter”) as outlined in the Plan, acknowledging, among other things, the prior receipt of certain material information respecting American Coal and that the shares of American Coal to be received in exchange for the U S Jet Shares are “unregistered” and “restricted” securities which have not been registered with the Securities and Exchange Commission or any state regulatory agency, and which must be so registered prior to public sale by the U S Jet Stockholders, unless an exemption from such registration is available for any such sale.

1.12.	Further Assurances. The parties have agreed that at the Closing and from time to time thereafter, they shall execute such additional instruments and take such other actions as may be reasonably required or necessary to carry out the terms and provisions of the Plan.

1.13.	Effective Date. The effective date of the Plan (the “Effective Date”) shall be the date when this Certificate of Merger is filed and accepted by the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, and at such time as all of the applicable provisions of the Nevada Revised Statutes and the Delaware General Corporation Law have been satisfied.

3. The Plan has been approved, adopted, certified, executed and acknowledged by the respective Boards of Directors of American Coal and U S Jet, in accordance with the provisions of Section 92A.130 of the Nevada Revised Statutes and Section 252 of the Delaware General Corporation Law. A majority of the stockholders of American Coal have adopted, ratified and approved the Plan; and all of the stockholders of U S Jet have adopted, ratified and approved the Plan.

4. The applicable provisions of the Nevada Revised Statutes relating to the merger of U S Jet with and into American Coal will have been complied with upon compliance with any of the filing and recording requirements thereof.

5. The merger herein provided for shall become effective in the State of Nevada on the date of filing hereof.

6. The Surviving Corporation hereby appoints the Delaware Secretary of State, Townsend Building, Duke of York and Locherman Streets, Dover, Delaware 19903, to accept service of process in the State of Delaware, and such process may be forwarded to the Surviving Corporation at the following address: Kenneth R. DeBree, President, 111 Airport Road, Butte, Montana 59701.

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7. A copy of the Plan is on file at the following address of the Surviving Corporation and will be provided upon request: Kenneth R. DeBree, President, 111 Airport Road, Butte, Montana 59701.

AMERICAN COAL CORPORATION, a Nevada corporation

Date: 8/24/98	By	/s/ Dannette Uyeda
Dannette Uyeda, President

Date: 8/24/98	By	/s/ Jennifer Ngo
Jennifer Ngo, Secretary

STATE OF UTAH	)
	)	ss
COUNTY OF SALT LAKE	)

On the 24th day of August, 1998, personally appeared before me, a Notary Public, Dannette Uyeda and Jennifer Ngo, who acknowledged to me that they are President and Secretary of American Coal Corporation, respectively, and that they are authorized to and did execute the above instrument.

NOTARY PUBLIC

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U S JET, INC., a Delaware corporation

Date: 23 Aug 1998	By	/s/ Kenneth R. DeBree
Kenneth R. DeBree, President

Date: 23 Aug 1998	By	/s/ Paul A. Price
Paul A. Price, Secretary

STATE OF MONTANA	)
	)	ss
SILVER BOW COUNTY	)

On the 24 day of August, 1998, personally appeared before me, a Notary Public, Kenneth R. DeBree and Paul A. Price, who acknowledged to me that they are President and Secretary of U S Jet, Inc., and that they are authorized to and did execute the above instrument.

NOTARY PUBLIC
My Commission Expires: 1-12-2002

6

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

U S JET, INC.

The undersigned, U S Jet, Inc., a Nevada corporation (the “Corporation”), for the purpose of amending and restating the Articles of Incorporation of the Corporation, in accordance with the applicable provisions of the Nevada Revised Statutes, as from time to time amended (the “NRS”), does hereby make and execute these Amended and Restated Articles of Incorporation and does hereby certify that:

I. The name of the Corporation is U S Jet, Inc., its original articles of Incorporation were filed with the Secretary of State of Nevada on July 2, 1986, under the name “ Technical Solutions, Ltd.” On July 3, 1989, the name of the Corporation was changed to “American Coal Corporation.” On August 27, 1998, the name of the Corporation was changed to “U S Jet, Inc.”

II. Upon a proposal recommended and submitted to the majority stockholders of the Corporation by the Corporation’s directors pursuant to Section 78.316 of the NRS, resolutions setting forth the within Amended and Restated Articles of Incorporation of the Corporation were duly adopted by majority vote of the stockholders of the Corporation by written consent, in accordance with Section 78.320 of the NRS.

III. The Amended and Restated Articles of Incorporation of the Corporation submitted and recommended by the Corporation’s directors and approved by the majority stockholders of the Corporation read as follows;

“Article ONE. The name of the Corporation is “U S JET, INC.”.

Article TWO. The address of the Corporation’s registered office in the State of Nevada is 502 East John Street, Room E, Carson City NV 89706, and the name of its resident agent at that address is CSC SERVICES OF NEVADA, INC.

Article THREE. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada, as amended from time to time. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

Article FOUR. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000), consisting of:

a. Ten Million (10,000,000) shares of Series A Preferred Stock, $.001 par value (the “Preferred Stock”); and

b. Two Hundred Ninety Million (290,000,000) shares of Common Stock, $.001 par value (the “Common Stock”).

All or any part of the shares of the Preferred Stock and the Common Stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when consideration for these shares has been received by the Corporation, the shares shall be deemed fully paid. The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

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A. PREFERRED STOCK

The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock to be issued by the Corporation from time to time shall be established by the Board of Directors, in accordance with and as authorized by the NRS:

B. COMMON STOCK

1. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Anything contained in these Amended and Restated Articles of Incorporation to the contrary notwithstanding, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon the conversion, exercise or exchange of securities, options, warrants or rights then outstanding) by the affirmative vote of the holders of a majority of the shares of Preferred Stock and Common Stock, voting together as one class. In any election of directors, no holder of Common Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights exclusively granted to the holders of the Preferred Stock or except as may be provided by law, the holders of Common Stock shall have all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

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C. OWNERSHIP BY ALIENS

As more particularly provided in the Corporation’s By-laws, beneficial ownership of shares of the Corporation’s voting stock by Aliens (as defined in the By-laws and in applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers) is restricted.

D. REVERSE STOCK SPLIT RESTRICTION

The Corporation shall not be entitled, for a period of two (2) years after the effective date of these Amended and Restated Articles of Incorporation, to effect any reverse split of any classes of its outstanding shares.

Article FIVE. Unless otherwise determined by the Board of Directors, no shareholder shall be entitled, as a matter of right, to purchase, subscribe for, or receive any right or rights to subscribe for any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the articles of incorporation as originally filed or by any amendment of the articles of incorporation or out of shares of stock of the Corporation acquired by it after the issuance of the shares, and whether issued for cash, promissory notes, services, personal or real property, or other securities of the Corporation, nor shall any holder of stock of the Corporation be entitled to any right of subscription to any of such shares. Further, unless otherwise determined by the board of directors, no holder of any shares of the stock of the Corporation is entitled, as a matter of right, to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any

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warrant or warrants or other instrument or instruments which confer on the holder or holders of the obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock of any class or classes.

Article SIX.

a. Except as may be otherwise specifically provided by the NRS, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

b. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in these Amended and Restated Articles of Incorporation, as amended, or the By-laws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board. As used in this Amended and Restated Articles of Incorporation, as amended, the terms “whole Board” and “whole Board of Directors” are hereby exclusively defined and limited to mean the total number of directors which the Corporation would have if the Board had no vacancies.

c. The number of directors shall be fixed by, or in the manner provided in, the By-laws.

d. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death. No decrease in the number of directors shalt shorten the term of any incumbent director.

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e. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, as amended, or the By-laws, and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation, as amended, or the By-laws, any director or the whole Board of Directors of the Corporation may be removed at any time, but only for cause and only upon the affirmative vote of the holders of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purposes of this Article SIX, section (e), each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation, as amended).

f. As used in these Amended and Restated Articles of Incorporation, as amended, the term “for cause” is hereby exclusively defined and limited to mean commission of a felony or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director’s duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

g. There shall be no qualifications for election as directors of the Corporation, except that no person shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

h. Except as provided in this Article SIX, no director of the Corporation shall be removed from his office as a director by vote or other action of stockholders or otherwise except for cause.

i. Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a committee thereof shall be given to the Corporation in the manner provided in the By-laws.

j. Except as may be otherwise specifically provided in this Article SIX, the term of office and voting power of each director of the Corporation shall be neither greater than nor less than that of any other director or class of directors of the Corporation.

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k. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

Article SEVEN. The By-laws of the Corporation shall be adopted in any manner provided by law. In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the By-laws of the Corporation. Notwithstanding any other provisions in these Amended and Restated Articles of Incorporation, as amended, or the By-laws of the Corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the Corporation shall have the power to make, adopt, alter, amend or repeal the By-laws of the Corporation only upon the affirmative vote of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this Article SEVEN, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation, as amended).

Article EIGHT. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its By-laws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the NRS (including, without limitation, the statutes, case law and principles of equity) of the State of Nevada. If the NRS (including, without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Nevada are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then the Corporation shall be automatically authorized to agree to indemnify such respective persons to

7

the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of this Article EIGHT and without further action by the directors or stockholders of the Corporation.

Without limiting the generality of the foregoing provisions of this Article EIGHT, to the fullest extent permitted or authorized by the NRS as now in effect and as the same may from time to time hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

Article NINE. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of the NRS or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of the NRS order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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Article TEN. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term “person” to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

Article ELEVEN. The books of the Corporation may be kept (subject to any provisions contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

Article TWELVE. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that the foregoing shall not derogate from the authority of all the directors and all of the stockholders of the Corporation eligible to vote, to adopt an amendment to these Amended and Restated Articles of Incorporation, as amended, by signing a written statement manifesting their intention that an amendment to these Amended and Restated Articles of Incorporation, as amended, be adopted pursuant to the NRS.

Article THIRTEEN. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board pursuant to a resolution adopted by the a majority of the whole Board.

Article FOURTEEN. The Corporation reserves the right to amend, alter, change or

9

repeal any provision contained in these Amended and Restated Articles of Incorporation, as amended, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article FIFTEEN. The duration of the Corporation is perpetual.

Article SIXTEEN. None of the provisions of Articles FOUR, FIVE or this Article SIXTEEN may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purpose of this Article SIXTEEN, each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Amended and Restated Articles of Incorporation), nor shall new provisions to these Amended and Restated Articles of Incorporation, as amended, be adopted or existing provisions to these Amended and Restated Articles of Incorporation, as amended, be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles FOUR, FIVE or this Article SIXTEEN except upon the affirmative vote at any annual or special meeting of the stockholders of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class. Any inconsistency between the provisions of a By-law and any provisions of these Amended and Restated Articles of Incorporation, as amended, shall be controlled by these Amended and Restated Articles of Incorporation, as amended.

IV. The foregoing Amended and Restated Articles of Incorporation restate and integrate and do not further amend the provisions of the Corporation’s Articles of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of these Amended and Restated Articles of incorporation; and

V. These Amended and Restated Articles of Incorporation have been duly adopted in accordance with the provisions of the NRS.

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IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been executed on behalf of the Corporation as of August 24, 1996, by its President, who does make, file and record these Amended and Restated Articles of Incorporation, and does certify that this instrument is the act and deed of the Corporation and that the facts stated herein are true, and that he has accordingly hereunto set his hand this 24th day of August, 1998.

US JET INC.

By:	/s/ Kenneth R. DeBree
Kenneth R. DeBree, President

By:	/s/ Paul A. Price
Paul A. Price, Secretary

11

THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES

OF INCORPORATION FOR A NEVADA CORPORATION

1.	Name of corporation U S JET, INC.

2.	[ILLEGIBLE] August 24, 1998

3.	[ILLEGIBLE]

Added U S air carrier stock ownership restrictions (no more than 25% can be owned by Aliens). Authorized preferred stock.

/s/ Kenneth R. DeBree	August 27, 1998
[ILLEGIBLE]	Date
Kenneth R. DeBree, President

State of Montana	)	SS.
County of Silver Bow	)

On August 27, 1998, personally appeared before me, a Notary Public, Kenneth R. DeBree, who acknowledged that he/she [ILLEGIBLE] the above instrument.

Notary Public
My Commission Expires: 1-12-2002

CERTIFICATE OF MERGER

OF

U S JET, INC.

(a Nevada corporation)

AND

WESTERN AIR COURIERS, INC.

(a Nevada corporation)

To the Secretary of State

of the State of Nevada:

Pursuant to the provisions of Sections 92A.180 and 92A.190 of the Nevada Revised Statutes, it is hereby certified that:

1. The names and addresses of the merging corporations are U S Jet, Inc., 111 Airport Road, Butte, Montana 59701, which is a corporation organized under the laws of the State of Nevada (“U S Jet”), and Western Air Couriers, Inc., 17121-E Highway 106, Belfair, Washington 98528, which is a corporation organized under the laws of the State of Nevada (“Western Air”).

2. The following is the Plan of Merger (the “Plan”) for merging Western Air with and into U S Jet, as approved by the Board of Directors and majority stockholders of U S Jet and by the Board of Directors and all of the stockholders of Western Air, pursuant to which U S Jet will be the surviving corporation:

Plan of Merger

2.1. Merger and Surviving Corporation. Western Air will merge into U S Jet, with U S Jet being the surviving corporation (the “Surviving Corporation”); the separate existence of Western Air shall cease, and the name of the Surviving Corporation shall continue to be “U S Jet, Inc.” From and after the closing of the Merger (the “Closing”), the Articles of Incorporation of U S Jet shall serve as the Articles of Incorporation of the Surviving Corporation; from and after the Closing, the Bylaws of U S Jet shall serve as the Bylaws of the Surviving Corporation.

2.2. Share Conversion. Pursuant to the Agreement and Plan of Merger (the “Agreement”), the shares of issued, outstanding or subscribed common stock of Western Air (collectively, the “Western Air Shares”) shall, upon the effective date of the Plan, be converted into 68,000 shares of common stock of U S Jet.

2.3. Survivor’s Succession to Corporate Rights. From and after the Closing, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of WAC; and all and singular, the rights, privileges, powers and franchises of WAC, and all property, real personal and mixed, and all debts due to WAC on whatever account, as well for stock subscriptions as all other things in action or belonging to WAC shall be vested in the Surviving Corporation; and all property, rights privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of WAC, and the title to any real estate vested by deed or otherwise in WAC shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of WAC shall be preserved unimpaired, and all debts, liabilities and duties of WAC shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

2.4. Survivor’s Succession to Corporate Acts. Plans. Contracts. Etc. All corporate acts, plans, policies, contracts, approvals and authorizations of WAC and its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon at the same were with respect to WAC. The employees of WAC shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of WAC. The federal tax identification number of U S Jet shall continue to be used as the employer identification number of the Surviving Corporation.

2.5. Survivor’s Rights to Assets, liabilities. Reserves. Etc. The assets, liabilities, reserves and accounts of WAC shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of WAC, subject to such adjustments or eliminations of inter-company items as may be appropriate in giving effect to the Plan, or as required by generally accepted accounting principles.

2.6. Directors and Executive Officers. On closing, the present directors and executive officers of U S Jet shall be designated as directors and executive officers of the Surviving Corporation, until the next respective annual meetings of the stockholders and Board of Directors of the Surviving Corporation, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, and the current directors and executive officers of WAC shall resign, in seriatim.

2

2.7. Principal Office. The principal executive office of the Surviving Corporation shall be located at 111 Airport [ILLEGIBLE] Butte, Montana 59701.

2.8. Adoption. The Plan has been adopted by the Board of Directors of and persons owning in excess of 50% of the outstanding voting securities of U S Jet, and by the Board of Directors of WAC and all of the WAC Stockholders.

2.9. Dissenter’s Rights and Notification. The Surviving Corporation shall give the required notification to dissenting stockholders of U S Jet pursuant to the provisions of the Nevada Revised Statues, and shall be responsible to such dissenting stockholders as provided therein. Since the Plan requires the affirmative vote of 100% of the WAC Stockholders, no dissenters’ rights are afforded the WAC Stockholders under the Nevada Revised Statutes.

2.10. Delivery of Certificates by the WAC Stockholders. The transfer of the WAC Shares by the WAC Stockholders has been effected by the delivery to U S Jet or its transfer agent of certificates representing the WAC Shares, endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of U S Jet and WAC and with any necessary transfer taxes and other revenue stamps affixed (which are usually not applicable) and acquired at the expense of the WAC Stockholders, and on receipt thereof to the satisfaction of the Surviving Corporation, stock certificates representing shares in U S Jet as outlined in the Agreement have been issued and delivered to each of the WAC Stockholders; as a condition to the exchange of the WAC Shares, the Surviving Corporation required the WAC Stockholders to execute and deliver a transmittal letter (each an “Investment Letter”) as outlined in the Plan, acknowledging, among other things, the prior receipt of certain material information respecting U S Jet and that the shares of U S Jet to be received in exchange for the WAC Shares are “unregistered” and “restricted” securities which have not been registered with the Securities and Exchange Commission or any state regulatory agency, and which must be so registered prior to public sale by the WAC Stockholders, unless an exemption from such registration is available for any such sale.

2.11. Further Assurances. The parties have agreed that at the Closing and from time to time thereafter, they shall execute such additional instruments and take such other actions as may be reasonably required or necessary to carry out the terms and provisions of the Plan.

2.12. Effective Date. The effective date of the Plan (the “Effective Date”) shall be the date when this Certificate of Merger is filed and accepted by the Secretary of State of the State of Nevada, and at such time as all of the applicable provisions of the Nevada Revised Statutes have been satisfied.

3

3. The Plan has been approved, adopted, certified, [ILLEGIBLE] and acknowledged by the respective Boards of Directors of U S Jet and WAC, in accordance with the provisions of Section 92A.130 of the Nevada Revised Statutes. A majority of the stockholders of U S Jet have adopted, ratified and approved the Plan; and all of the stockholders of WAC have adopted, ratified and approved the Plan.

4. The applicable provisions of the Nevada Revised Statutes relating to the merger of WAC with and into U S Jet will have been complied with upon compliance with any of the filing and recording requirements thereof.

5. The merger herein provided for shall become effective in the State of Nevada on the date of filing hereof.

6. A copy of the Plan is on file at the following address of the Surviving Corporation and will be provided upon request: Kenneth R. DeBree, President, 111 Airport Road, Butte, Montana 59701.

U S JET, INC., a Nevada corporation

Date:	10-14-98	By:	/s/ Kenneth R. DeBree
Kenneth R. DeBree, President

Date:	10-14-98	By:	/s/ Paul A. Price
Paul A. Price, Secretary

STATE OF MONTANA	)
)ss
SILVER BOW COUNTY	)

On the 14 day of October, 1998, personally appeared before me, a Notary Public, Kenneth R. DeBree and Paul A. Price, who acknowledged to me that they are President and Secretary of U S Jet, Inc., and that they are authorized to and did execute the above instrument.

NOTARY PUBLIC My Commission Expires: 1-12-2002

4

WESTERN AIR COURIERS, INC., a Nevada corporation

Date:	16 Oct 1998	By:	/s/ John R. Ryan
John R. Ryan, President

Date:	17 Oct 1998	By:	/s/ Robert B. Minter
Robert B. Minter, Secretary

STATE OF NEW JERSEY	)
)ss
COUNTY OF [ILLEGIBLE]	)

On the 16 day of October, 1998, personally appeared before me, a Notary, John R. Ryan, who acknowledged to me that he is President of Western Air Couriers, Inc., and that he is authorized to and did execute the above instrument.

NOTARY PUBLIC

KATHRYN F.CHIDSEY
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires June 7, 2000

STATE OF WASHINGTON	)
) ss
COUNTY OF Mason	)

On the 17th day of October, 1998, personally appeared before me, a Notary, Robert B. Minter, who acknowledged to me that he is Secretary of Western Air Couriers, Inc., and that he is authorized to and did execute the above instrument.

NOTARY PUBLIC

5

ARTICLES OF AMENDMENT

TO THE ARTICLE OF INCORPORATION

OF

US JET, INC.

Pursuant to the provisions of the Revised Business Code Sec. 16-10a-1001 et seq. the Undersigned corporation adopts the following amendment to the Articles of Incorporation.

1.	The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 21, 1999, said articles are hereby amended and shall read as follows:

Article I

Name

The name of the corporation Is American Coal Corporation.

2.	Additionally, the shareholders consented to a reverse split of the Company’s common stock on a 1 for 500 basis.

3.	The number of shares outstanding at the time of adoption was 14,918,603; and the number of shares entitled to vote thereon was the same.

4.	The number of shares represented at the meeting of the shareholders was 10,000,000. All shares voted in favor of the amendment. The shares represented a majority of the issued and outstanding shares. Them were no shares voting against the amendment.

Effective the 21st day of October, 1999

/s/ Jennifer Ngo
Jennifer Ngo
President and Secretary

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AMERICAN COAL CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1: THE NAME OF THE CORPORATION IS HEREBY CHANGED TO KEVCORP SERVICES INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: TWO MILLION SHARES = 99%

4. Effective date of filing (optional):	JUNE 21, 2004
[ILLEGIBLE]

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	[ILLEGIBLE	]
	[ILLEGIBLE	]

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	Filed in the office of	Document Number 20060030094-94
	Dean Heller Secretary of State	Filing Date and Time 01/20/2006 8:47 AM
	State of Nevada	Entity Number C4604-1986

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation

KEVCORP SERVICES INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE I: The name of this Corporation is The Center For Wound Healing, Inc.

ARTICLE XVII: On January 19, 2006, the Corporation effected a 1-for-10 reverse stock split of our issued and outstanding

Common Stock

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:    90%

4. Effective date of filing (optional):	1/19/06
[ILLEGIBLE]

5. Officer Signature (required):
[ILLEGIBLE]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	[ILLEGIBLE	]
	[ILLEGIBLE	]

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	Filed in the office of	Document Number 20070682713-26
	Ross Miller Secretary of State	Filing Date and Time 10/04/2007 4:23 PM
	State of Nevada	Entity Number C4604-1986

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

The Center for Wound Healing, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Section B.1. of Article FOUR of the Articles of Incorporation has been amended by deleting that section in its entirety and replacing it with the following:

“l. Voting

(a) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Anything contained in these Amended and Restated Articles of Incorporation to the contrary notwithstanding, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon the conversion, exercise or exchange of securities, options, warrants or rights then outstanding) by the affirmative vote of the holders of a majority of the shares of Preferred Stock Common Stock, voting together as one class. In any election of directors, no holder of Common Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

[PLEASE SEE ATTACHED]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:    50.79%

4. Effective date of filing (optional):
[ILLEGIBLE]

5. Officer Signature (Required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	[ILLEGIBLE	]
	[ILLEGIBLE	]

(b) Notwithstanding the foregoing, upon the occurrence of a Triggering Event (as defined below), the Holders (as defined below) shall be entitled, at any annual meeting of the stockholders or any special meeting called for such purpose, voting together as a single class, to elect the smallest number of members of the Board of Directors necessary to constitute a majority of the full Board of Directors, and the holders of Common Stock, voting as a single class, shall elect the remaining directors. If, prior to the end of the term of any director elected as aforesaid by the Holders, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other reason, the right to fill such vacancy shall be vested in the Holders unless the right of such Holders to elect such director shall have ceased as provided hereafter. At any time after and during the continuation of a Triggering Event, the foregoing provisions shall be effected as follows. The Secretary of the Corporation may, and, upon the written request of the Requisite Holders (as defined below), addressed to the Secretary at the principal office of the Corporation, shall, call a special meeting of the Holders for the election of the directors to be elected by the Holders as hereinabove provided, to be held within 30 days after such call and at the place and upon the notice specified by such Holders, or as otherwise provided by law and in the By-laws of the Corporation. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the Requisite Holders may designate in writing a person to call such meeting, and such person may call such meeting to be held at the place and upon the notice above provided and written notice to the Secretary of the Corporation. If any such special meeting shall be called by the Secretary of the Corporation or by the Requisite Holders, a quorum shall consist of the Requisite Holders in person or represented by proxy at such meeting or any adjournment thereof. By vote of the Requisite Holders present or so represented at such meeting, the then authorized number of directors of the Corporation shall be increased by twofold plus one and, at such meeting, the Holders shall be entitled to elect the additional directors (the ‘Holder Directors’) so provided for, but any Holder Directors so elected shall hold office only until their respective successors are duly elected and qualified at the annual meeting of stockholders or special meeting held in place thereof next succeeding their election (giving effect to the foregoing rights of the Holders). At such time, if any, as the Corporation shall have repaid all amounts outstanding, including principal and interest, under the Debentures (as defined below), then the terms of office of all Holder Directors shall terminate immediately, the number of directors shall be reduced to the number of directors as in effect immediately prior to the election of Holder Directors and the Holders shall no longer be entitled to elect any members of the Board of Directors. The foregoing remedy shall not be deemed exclusive and shall be in addition to all other rights and remedies available at law or equity to the Holders. For purposes of tins Article FOUR, (a) ‘Debentures’ shall mean, collectively, the Secured Convertible Debentures issued by the Corporation on April 7, 2006 to DKR SoundShore Oasis Holding Fund, Ltd. (‘DKR’) and Harborview Master Fund LP (‘Harborview’), as amended by the Amendments and Waivers, (b) ‘Amendments and Waivers’ shall mean the Amendment and Waivers to the Debentures dated as of May 29, 2007, (c) ‘Holders’ shall mean, collectively, DKR and Harborview and each of their successors and assigns, in their capacity as holders of the Debentures, (d) ‘Requisite Holders’ shall mean those Holders owning Debentures representing more than 50% of the then outstanding principal amount of Debentures voted, (e) ‘Triggering Event* shall mean the failure by the Corporation to (x) have paid $1,000,000 to the Holders on or prior to the 21st day following the date that all conditions to the effectiveness of the Amendments and Waivers, set forth in Section 6 thereof, have been satisfied (or such later date

2

as may be agreed upon by and between the Corporation and the Holders) or (y) have paid in full all obligations, including principal and interest, under the Debentures to the Holders, by the Specified Date and (f) ‘Specified Date’ shall mean December 31, 2007; provided, however, that ‘Specified Date shall mean March 31, 2008 if, on or prior to December 31, 2007, the Corporation shall have paid the Holders $1,500,000 in the aggregate (excluding any amounts paid pursuant to Section 7A(ii) of the Debentures), which shall consist of (i) a consent fee of $300,000 and (ii) principal payment under the Debentures of $1,200,000.”

Article FOURTEEN of the Articles of Incorporation has been amended by adding at the end thereof the following:

“Not withstanding the forgoing, so long as any amounts owing by the Corporation to the Holders under the Debentures, including principal and interest, remain outstanding, no amendment of Section B.l.(b) of Article FOUR shall be permitted without the consent of the Requisite Holders.”

3

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)	Filed in the office of	Document Number 20080218460-51
	Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/31/2008 8:00 AM
Entity Number C4604-1986

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

THE CENTER FOR WOUND HEALING, INC. ;

2. Description of the original document for which correction is being made:

CERTIFICATE OF MERGER OF AMERICAN COAL CORPORATION AND US JET, INC.

3. Filing date of the original document for which correction is being made: AUGUST 27, 1998

4. Description of the inaccuracy or defect.

THE THIRD DISTRICT COURT FOR SALT LAKE CITY, UTAH, ISSUED A DEFAULT JUDGMENT FOR RESCISSION ON SEPTEMBER 27, 1999, RESCINDING THE AGREEMENT AND PLAN OF MERGER BETWEEN AMERICAN COAL CORPORATION AND US JET, INC. THE COURT ORDERED THE PARTIES TO EXECUTE ANY DOCUMENTS NECESSARY TO RESTORE THEMSELVES TO THE POSITION THEY HELD PRIOR TO THE EXECUTION OF THE AGREEMENT AND PLAN OF MERGER. A COPY OF THE DEFAULT JUDGMENT FOR RECISION IS ATTACHED HERETO AS ATTACHMENT A. THE PARTIES FAILED TO ACT IN RESPONSE TO THE ORDER OF THE COURT

5. Correction of the inaccuracy or defect.

THE ENTITY HAS LEARNED THAT THE PARTIES FAILED TO ACT IN RESPONSE TO THE ORDER OF THE COURT. THE ENTITY HAS SINCE CONDUCTED ITS AFFAIRS, FILED ITS SEC FILINGS AND PREPARED ITS FINANCIALS AS IF THE RESCISSION OF THE MERGER HAD OCCURRED

THE PARTIES SHOULD HAVE FILED A CERTIFICATE OF CORRECTION OR TAKEN SUCH OTHER APPROPRIATE ACTION TO RESCIND THE MERGER AND CORRECT THE RECORD– THE ABOVE REFERENCED DOCUMENT SHOULD NOW BE REMOVED FROM THE RECORD.

6. Signature:

	CEO	3/31/08
Authorized Signature	Title*	Date

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	[ILLEGIBLE	]
	[ILLEGIBLE	]

ATTACHMENT A

Michael L. Labertew - 5501

Attorney for Plaintiff

4685 South Highland Drive #202A

Salt Lake City, Utah 84117

Telephone: (801) 363-3555

IN THE THIRD DISTRICT COURT

SALT LAKE COUNTY, STATE OF UTAH

)
JENNIFER NGO,		DEFAULT JUDGMENT FOR
	)	RESCISSION
Plaintiff,
)
vs.		Civil No. 990905347
)
US JET, INC., a Nevada corporation, KENNETH R. DEDREE, an individual, and PAUL A. PRICE, an individual,	)	Judge Leslie Lewis

)
Defendants,

Based upon the Certificate of Default entered by the Clerk of the Court with regards to Defendant US Jet, Inc., the Court’s review of Plaintiffs Verified Complaint regarding the grounds for jurisdiction and for rescission, the Motion for Default Judgment, and good cause appearing,

IT IS HEREBY ORDERED that under Plaintiffs Sixth Cause of Action:

1. The AGREEMENT AND PLAN OF MERGER between American Coal and Defendant US Jet, Inc., dated August 14, 1998, is hereby rescinded, with both companies being restored to their status prior to the merger;

2. The parties and American Coal are ordered to execute any documents necessary to restore themselves to the position they held prior to the execution of the Agreement.

DATED this 27 day of September, 1999.

THIRD DISTRICT COURT

2

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)	Filed in the office of	Document Number 20080223133-04
	Ross Miller Secretary of State	Filing Date and Time 03/31/2008 3:50 PM
	State of Nevada	Entity Number C4604-1986

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

THE CENTER FOR WOUND HEALING, INC.

2. Description of the original document for which correction is being made:

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF US JET, INC.

3. Filing date of the original document for which correction is being made: AUGUST 28,1998

4. Description of the inaccuracy or defect,

THE THIRD DISTRICT COURT FOR SALT LAKE CITY, UTAH, ISSUED A DEFAULT JUDGMENT FOR RESCISSION ON SEPTEMBER 27,1999, RESCINDING THE AGREEMENT AND PLAN OF MERGER BETWEEN AMERICAN COAL CORPORATION AND US JET, INC. THE COURT ORDERED THE PARTIES TO EXECUTE ANY DOCUMENTS NECESSARY TO RESTORE THEMSELVES TO THE POSITION THEY HELD PRIOR TO THE EXECUTION OF THE AGREEMENT AND PLAN OF MERGER. A COPY OF THE DEFAULT JUDGMENT FOR RECISION IS ATTACHED HERETO AS ATTACHMENT A. THE PARTIES FAILED TO ACT IN RESPONSE TO THE ORDER OF THE COURT

5. Correction of the inaccuracy or defect.

THE ENTITY HAS LEARNED THAT THE PARTIES FAILED TO ACT IN RESPONSE TO THE ORDER OF THE COURT. THE ENTITY HAS SINCE CONDUCTED ITS AFFAIRS, FILED ITS SEC FILINGS AND PREPARED ITS FINANCIALS AS IF THE RESCISSION OF THE MERGER HAD OCCURRED

THE PARTIES SHOULD HAVE FILED AMENDED AND RESTATED ARTICLES OF INCORPORATION, OR FILED A CERTIFICATE OF CORRECTION OR TAKEN SUCH OTHER APPROPRIATE ACTION TO CORRECT THE RECORD—THE ABOVE REFERENCED AMENDED AND RESTATED ARTICLES OF INCORPORATION IS NULL AND VOID AND SHOULD NOW BE REMOVED FROM THE RECORD.

6. Signature:

	CEO	3/31/08
Authorized Signature	Title	Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Correction 2007 Revised on: 10/23/07

ATTACHMENT A

Michael L Labertew - 5501

Attorney for Plaintiff

4685 South Highland Drive #202A

Salt Lake City, Utah 84117

Telephone: (801) 363-3555

IN THE THIRD DISTRICT COURT

SALT LAKE COUNTY, STATE OF UTAH

)
JENNIFER NGO,		DEFAULT JUDGMENT FOR
	)	RESCISSION
Plaintiff,
)
vs.		Civil No. 990905347
)
US JET, INC., a Nevada corporation, KENNETH R. DEDREE, an individual, and PAUL A. PRICE, an individual,	)	Judge Leslie Lewis

)
Defendants,

Based upon the Certificate of Default entered by the Clerk of the Court wife regards to Defendant US Jet, Inc., the Court’s review of Plaintiffs Verified Complaint regarding the grounds for jurisdiction and for rescission, the Motion for Default Judgment, and good cause appearing,

IT IS HEREBY ORDERED that under Plaintiffs Sixth Cause of Action:

1. The AGREEMENT AND PLAN OF MERGER between American Coal and Defendant US Jet, Inc., dated August 14, 1998, is hereby rescinded with both companies being restored to their status prior to the merger;

2. The parties and American Coal are ordered to execute any documents necessary to restore themselves to the position they held prior to the execution of the Agreement.

DATED this 27 day of September, 1999.

THIRD DISTRICT COURT

2

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78,	Filed in the office of	Document Number 20080223134-15
78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)	Ross Miller Secretary of State	Filing Date and Time 03/31/2008 3:50 PM
	State of Nevada	Entity Number C4604-1986

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

1 .The name of the entity for which correction is being made:

THE CENTER FOR WOUND HEALING, INC.

2, Description of the original document for which correction is being made:

CERTIFICATE OF MERGER OF US JET, INC. AND WESTERN AIR COURIERS, INC.

3. Filing date of the original document for which correction is being made: OCTOBER 20, 1998

4. Description of the inaccuracy or defect.

THE THIRD DISTRICT COURT FOR SALT LAKE CITY, UTAH, ISSUED A DEFAULT JUDGMENT FOR RESCISSION ON SEPTEMBER 27, 1999, RESCINDING THE AGREEMENT AND PLAN OF MERGER BETWEEN AMERICAN COAL CORPORATION AND US JET, INC. THE COURT ORDERED THE PARTIES TO EXECUTE ANY DOCUMENTS NECESSARY TO RESTORE THEMSELVES TO THE POSITION THEY HELD PRIOR TO THE EXECUTION OF THE AGREEMENT AND PLAN OF MERGER. A COPY OF THE DEFAULT JUDGMENT FOR RECISION IS ATTACHED HERETO AS ATTACHMENT A. THE PARTIES FAILED TO ACT IN RESPONSE TO THE ORDER OF THE COURT.

5. Correction of the inaccuracy or defect.

THE ENTITY HAS LEARNED THAT THE PARTIES FAILED TO ACT IN RESPONSE TO THE ORDER OF THE COURT. THE ENTITY HAS SINCE CONDUCTED ITS AFFAIRS, FILED ITS SEC FILINGS AND PREPARED ITS FINANCIALS AS IF THE RESCISSION OF THE MERGER HAD OCCURRED

THE PARTIES SHOULD HAVE FILED A CERTIFICATE OF CORRECTION OR TAKEN SUCH OTHER APPROPRIATE ACTION TO RESCIND THE MERGER AND CORRECT THE RECORD- THE ABOVE REFERENCED CERTIFICATE OF MERGER IS NULL AND VOID AND SHOULD NOW BE REMOVED FROM THE RECORD.

6. Signature:

	CEO	3/31/08
Authorized Signature	Title*	Date

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Correction 2007
Revised on: 10/23/07

ATTACHMENT A

Michael L. Labertew - 5501

Attorney for Plaintiff

4685 South Highland Drive #202A

Salt Lake City, Utah 84117

Telephone: (801) 363-3555

IN THE THIRD DISTRICT COURT

SALT LAKE COUNTY, STATE OF UTAH

)
JENNIFER NGO,		DEFAULT JUDGMENT FOR
	)	RESCISSION
Plaintiff,
)
vs.		Civil No. 990905347
)
US JET, INC., a Nevada corporation, KENNETH R. DEDREE, an individual, and PAUL A. PRICE, an individual,	)	Judge Leslie Lewis

)
Defendants,

Based upon the Certificate of Default entered by the Clerk of the Court with regards to Defendant US Jet, Inc., the Court’s review of Plaintiffs Verified Complaint regarding the grounds for jurisdiction and for rescission, the Motion for Default Judgment, and good cause appearing,

IT IS HEREBY ORDERED that under Plaintiffs Sixth Cause of Action:

1. The AGREEMENT AND PLAN OF MERGER between American Coal and Defendant US Jet, Inc., dated August 14, 1998, is hereby rescinded with both companies being restored to their status prior to the merger;

2. The parties and American Coal are ordered to execute any documents necessary to restore themselves to the position they held prior to the execution of the Agreement.

DATED this 27 day of September, 1999.

THIRD DISTRICT COURT

2